Exhibit 99.38

858 Beatty Street Suite 501 Vancouver, B.C. Canada V6B 1C1 Phone: (604) 895-2700 www.westfraser.com

West Fraser Timber Co. Ltd.

(“WFT”) -

Notice of Third Quarter Results Conference Call

VANCOUVER, BC, Sept. 29, 2020 /CNW/ - West Fraser (TSX: WFT) will hold an analysts’ conference call to discuss third quarter 2020 financial and operating results on Tuesday, October 27, 2020 at 8:30 a.m. Pacific Time/11:30 a.m. Eastern Time.

To participate in the call, please dial:

1-888-390-0605 (Toll-free North America)

Please let the operator know you wish to participate in the West Fraser conference call chaired by Mr. Ray Ferris, President and Chief Executive Officer.

Following management’s discussion of the quarterly results, the analyst community will be invited to ask questions.

The call will be recorded for webcasting purposes and will be available on our website at www.westfraser.com. West Fraser’s third quarter 2020 financial and operating results will be released on Monday, October 26, 2020.

The Company

West Fraser is a diversified wood products company producing lumber, LVL, MDF, plywood, pulp, newsprint, wood chips, other residuals and energy with facilities in western Canada and the southern United States.

SOURCE West Fraser Timber Co. Ltd.

View original content: http://www.newswire.ca/en/releases/archive/September2020/29/c8438.html

%SEDAR: 00002660E

For further information: Chris Virostek, Vice-President, Finance and Chief Financial Officer, (604) 895-2700, www.westfraser.com

CO: West Fraser Timber Co. Ltd.

CNW 17:01e 29-SEP-20